UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 18, 2021

REPRO MED SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Carpenter Road, Chester, New York	10918
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Set forth below are the voting results from the 2021 Annual Meeting of Shareholders held on May 18, 2021:

PROPOSAL 1:  ELECTION OF DIRECTORS

The nominees for director set forth under “Nominees” below were elected to the Company’s board of directors.

	NUMBER OF SHARES
NOMINEES	FOR	WITHHELD	BROKER NON-VOTE
Daniel S. Goldberger	23,246,142	244,194	9,045,943
R. John Fletcher	23,224,906	265,430	9,045,943
David W. Anderson	23,292,196	198,140	9,045,943
Joseph M. Manko, Jr.	23,156,266	334,070	9,045,943
Robert T. Allen	23,245,165	245,171	9,045,943
James M. Beck	23,321,586	168,750	9,045,943
Kathy S. Frommer	23,287,178	203,158	9,045,943
Donna French	23,328,169	162,167	9,045,943
Shahriar (Shar) Matin	23,316,113	174,223	9,045,943

PROPOSAL 2:  ADVISORY VOTE - EXECUTIVE COMPENSATION

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s executive officers.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Number of Shares	23,151,539	241,504	97,293	9,045,943

PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s shareholders ratified the appointment of McGrail Merkel Quinn & Associates, P.C. as the Company’s independent registered public accountants for the 2021 fiscal year.

	FOR	AGAINST	ABSTAIN
Number of Shares	32,347,229	121,635	67,415

PROPOSAL 4:  APPROVAL OF EQUITY PLAN

The Company’s shareholders approved the Company’s 2021 Omnibus Equity Incentive Plan.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Number of Shares	23,112,906	290,882	86,548	9,045,943

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPRO MED SYSTEMS, INC. (Registrant)

Date: May 19, 2021	By:	/s/ Karen Fisher
Karen Fisher Chief Financial Officer